U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2014

EMERITUS CORPORATION

(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices) (Zip Code)

(206) 298-2909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On February 20, 2014, Emeritus Corporation, a Washington corporation (“Emeritus”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brookdale Senior Living, Inc., a Delaware corporation (“Brookdale”), and Broadway Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Brookdale (“Merger Sub”). Pursuant to the terms, and subject to the conditions, of the Merger Agreement, at the closing of the proposed transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into Emeritus (the “Merger”), and Emeritus will continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Brookdale.

The Merger Agreement was unanimously approved by the Board of Directors of each of Emeritus and Brookdale, and Emeritus has agreed to convene a special meeting of its shareholders to consider and vote upon the Merger Agreement and the Merger.

In connection with the Merger, each share of Emeritus common stock outstanding immediately prior to the effective time of the Merger (other than shares in respect of which dissenter’s rights are perfected and other than any shares owned by Brookdale or its subsidiaries) will be automatically cancelled and converted into the right to receive consideration equal to 0.95 of a share of Brookdale common stock (the “Exchange Ratio”). The Exchange Ratio is fixed and will not be adjusted for changes in the market value of Emeritus common stock or Brookdale common stock. No fractional shares of Brookdale common stock will be issued in the Merger, and Emeritus shareholders will receive cash in lieu of fractional shares, if any, of Brookdale common stock. Each share of Emeritus restricted stock outstanding immediately prior to the effective time of the Merger, whether or not then vested, will become fully vested and will be treated as a share of Emeritus common stock, to be cancelled and converted in the same way as all other outstanding shares of Emeritus common stock, as described above.

Each Emeritus stock option outstanding immediately prior to the effective time of the Merger will be cancelled and automatically converted into the right of the holder to receive a number of whole shares of Brookdale common stock, determined by (i) multiplying (A) the total number of shares subject to the Emeritus stock option by (B) an amount equal to the “applicable closing price,” less the exercise price per share for such option, and (ii) dividing such amount by the ten-day volume weighted average closing price of Brookdale common stock (the “VWAP”). The number of shares of Brookdale common stock to be issued to the holder of the Emeritus stock option will be reduced to cover the minimum amount of any applicable tax withholdings. Any Emeritus stock option with an exercise price that is equal to or greater than the “applicable closing price” will terminate and cease to be outstanding, without any payment of consideration. The “applicable closing price” for purposes of the Merger Agreement is calculated by multiplying the VWAP by the Exchange Ratio.

The consummation of the Merger is subject to customary closing conditions, including, among others, (i) obtaining approval of the Emeritus shareholders holding a majority of the outstanding shares of Emeritus common stock and approval of the Brookdale shareholders holding a majority of the outstanding shares of Brookdale common stock, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) absence of legal impediments preventing consummation of the Merger; (iv) the effectiveness under the Securities Act of 1933, as amended, of the Registration Statement on Form S-4 relating to the issuance of the shares of Brookdale common stock in the Merger, (v) approval by the New York Stock Exchange of the listing of the shares of Brookdale common stock to be issued in the Merger, (vi) the receipt of required regulatory approvals and lender consents; (vii) the delivery of opinions from counsel to each of Emeritus and Brookdale to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (viii) Emeritus shareholders holding no more than 7.5% dissenting from the merger; and (ix) the absence of a material adverse effect with respect to Emeritus or Brookdale, as well as other conditions to closing as are customary in transactions such as the Merger.

Emeritus and Brookdale each made customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including covenants providing (i) that both parties shall use reasonable best efforts to cause the transactions to be consummated, (ii) both parties shall jointly prepare and file a joint proxy statement and call and hold a special meeting of shareholders for each of Emeritus and Brookdale, and (iii) that neither party will solicit proposals relating to certain alternative transactions or engage in discussions or negotiations in connection with alternative transactions, subject to certain exceptions including in order to comply with fiduciary duties and in the case of Brookdale, certain permitted transactions. The Merger Agreement also requires Emeritus to conduct its operations in the ordinary course during the interim period between execution of the Merger Agreement and the completion of the Merger and to refrain from taking specific actions without Brookdale’s prior written consent.

The Merger Agreement contains certain termination rights for both Emeritus and Brookdale, including, among other things, for the failure to consummate the Merger by November 20, 2014 (which date may be unilaterally extended by either party if certain closing conditions related to regulatory and third party approvals have not been satisfied), and for breaches of representations, warranties or covenants that result in the failure of certain conditions to closing being satisfied. In addition, in the event either Emeritus or Brookdale fails to obtain shareholder approval from their respective shareholders, the other party may terminate the Merger Agreement, upon which Emeritus or Brookdale, as applicable, will be required to pay the terminating party a termination payment of $13.5 million. The Merger Agreement also provides that either Emeritus or Brookdale may terminate the Merger Agreement under specified circumstances, including, among others, a change in the recommendation of the terminating party’s board of directors or termination of the Merger Agreement to enter into a definitive agreement for a “superior proposal”; provided, however, that, in the case of Emeritus, Emeritus will be required to pay Brookdale a break-up fee of $53.0 million, and in the case of Brookdale, Brookdale will be required to pay Emeritus a break-up fee of $143.0 million.

Brookdale has agreed to take all action necessary to provide that its board of directors appoint one individual serving on the Emeritus board of directors to Brookdale’s board of directors at the closing of the merger (subject to the approval of such nominee by the Brookdale’s Nominating and Corporate Governance Committee). In connection with the foregoing, Emeritus anticipates that Granger Cobb, President and Chief Executive Officer and a director of Emeritus, will be joining Brookdale’s board of directors and will be serving as a consultant to Brookdale, in each case, following the closing of the Merger.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference in its entirety.

The Merger Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about Emeritus or Brookdale. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Emeritus or Brookdale, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Emeritus and a proxy statement/prospectus of Brookdale, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Emeritus and Brookdale make with the Securities and Exchange Commission. The Merger Agreement contains representations and warranties made by Emeritus to Brookdale and made by Brookdale to Emeritus. The assertions embodied in the representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms. In particular, in reviewing the representations and warranties contained in the Merger Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a standard of materiality or material adverse effect different from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission and in some cases may be qualified by disclosures made by one party to the other which are not necessarily reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be relied upon as characterizations of the actual state of facts or condition of Emeritus or Brookdale or any of their respective subsidiaries or affiliates.

Voting Agreement

In connection with entering into the Merger Agreement, Daniel R. Baty, the Chairman of the Board of Emeritus, and certain of his affiliates (collectively, the “Supporting Shareholders”) entered into a voting agreement (the “Voting Agreement”) with Brookdale pursuant to which the Supporting Shareholders agreed to, among other things, vote their shares of Emeritus common stock (i) in favor of the approval of the Merger Agreement and (ii) against any alternative acquisition proposals. In addition, subject to certain limited exceptions, the Supporting Shareholders agreed to certain restrictions on their ability to transfer their respective shares of Emeritus common stock. Collectively, the Supporting Shareholders represent approximately 12.1% of the total shares of Emeritus common stock outstanding as of February 18, 2014.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Voting Agreement which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

In addition, in connection with the execution of the Merger Agreement, Brookdale concurrently entered into a letter agreement (the “Letter Agreement”) with certain of its stockholders that are affiliates of certain funds managed by affiliates of Fortress Investment Group LLC (the “Fortress Stockholders”) that are party to a Stockholders Agreement, dated as of November 28, 2005, as amended, among Brookdale and the stockholders named in the agreement, providing for, among other things, the Fortress Stockholders’ agreement to vote all of the shares of Brookdale common stock to the extent held by them as of the applicable record date for the Brookdale special meeting in favor of the Merger. The Letter Agreement also provides for, among other things, certain agreements related to the Fortress Stockholders’ exercise of rights to register with the SEC Brookdale common stock held by the Fortress Stockholders for public resale. The foregoing description of the Letter Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Letter Agreement which is attached as an exhibit to Brookdale’s Current Report on Form 8-K filed the SEC on the date of this Report.

Item 8.01.	Other Information.

On February 20, 2014, Emeritus and Brookdale issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this communication and related statements that express Emeritus’ or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the Merger transaction, the expected timing of the Merger transaction, the anticipated benefits of the proposed Merger, including future financial and operating results, and the potential effects of the Merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including without limitation: the ability to obtain licensure, regulatory and other third party approvals of the Merger transaction on the proposed terms and schedule; the ability to obtain shareholder approval of the pending Merger transaction; the risk that the strategic and other objectives relating to the proposed Merger transaction may not be achieved or that synergies will not be fully realized; and disruptions to our business as a result of the pending merger transaction, affecting relationships with residents, employees and other business relationships. These risks, as well as other risks associated with the Merger transaction, are more fully discussed in our reports filed with the SEC, including our annual report for the year ended December 31, 2013, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Emeritus disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.

Important Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval or offer to sell securities. In connection with the proposed transaction, Brookdale Senior Living, Inc. (“Brookdale”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Emeritus Corporation (“Emeritus”) and Brookdale that also constitutes a prospectus of Brookdale. Emeritus and Brookdale will mail a definitive joint proxy statement/prospectus to each of their respective shareholders when it is complete and the Registration Statement on Form S-4 becomes effective. The joint proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about Brookdale, Emeritus, the proposed transaction and related matters. WE URGE INVESTORS AND

SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the joint proxy statement/prospectus, when it is filed with the SEC, and other documents filed by Emeritus and Brookdale with the SEC through the website maintained by the SEC at www.sec.gov. The joint proxy statement/prospectus, when it is filed with the SEC, and the other documents filed by Emeritus and Brookdale with the SEC may also be obtained for free by accessing Emeritus’ website at www.emeritus.com (which website is not incorporated herein by reference) and clicking on the “Investors” link and then clicking on the link for “SEC Filings” or by accessing Brookdale’s website at www.brookdale.com (which website is not incorporated herein by reference) and clicking on “About Brookdale” and then clicking on the link for “Investor Relations” and then the link “SEC Filings.”

Emeritus, Brookdale and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger transaction will be set forth in the joint proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding each of Emeritus’ and Brookdale’s respective executive officers and directors, including shareholdings, is included in Emeritus’ definitive proxy statement for 2013, which was filed with the SEC on April 9, 2013 and Brookdale’s definitive proxy statement for 2013, which was filed with the SEC on April 30, 2013, respectively. You can obtain free copies of this document from Emeritus or Brookdale, respectively, using the contact information above.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2014, by and among Emeritus Corporation, Brookdale Senior Living, Inc. and Broadway Merger Sub Corporation.

99.1	Voting Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living, Inc. and each of the shareholders party thereto.

99.2	Joint Press Release by Emeritus Corporation and Brookdale Senior Living, Inc. dated February 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 20, 2014	EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President— Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 20, 2014, by and among Emeritus Corporation, Brookdale Senior Living, Inc. and Broadway Merger Sub Corporation.

99.1	Voting Agreement, dated as of February 20, 2014, by and among Brookdale Senior Living, Inc. and each of the shareholders party thereto.

99.2	Joint Press Release by Emeritus Corporation and Brookdale Senior Living, Inc. dated February 20, 2014.